UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 19, 2004 (April 8, 2004)

CTS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Indiana	1-4639	35-0225010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

905 West Boulevard North, Elkhart, IN	46514
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 574-293-7511

(Former Name or Former Address, if Changed Since Last Report)

Item 5.	Other Events and Regulation FD Disclosure.
On April 8, 2004, CTS Components Taiwan, Ltd., a wholly-owned subsidiary of CTS Corporation organized under the laws of Taiwan, received the final payment due under an agreement for the sale of its unused Longtan, Taiwan facility, which was included on CTS Corporation’s consolidated balance sheet as an asset held for sale. The agreement was entered into in February 2004 and provided for the sale of the facility in exchange for $16.6 million, approximately book value.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTS Corporation

/s/ Richard G. Cutter

By: Richard G. Cutter Vice President, Secretary and General Counsel

Dated: April 19, 2004

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